UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 24, 2024
CONN’S, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-34956	06-1672840
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2445 Technology Forest Blvd., Suite 800, The Woodlands, TX	77381
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code:  (936) 230-5899
Not Applicable
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, par value $0.01 per share	CONN	NASDAQ Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 3.02 Unregistered Sales of Equity Securities
The information set forth under Item 8.01 is incorporated herein by reference to the extent responsive to Item 3.02. The Warrants will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), and will be issued in reliance upon the exemptions from registration provided by Section 4(a)(2) of the Securities Act.
Item 5.04 Submission of Matters to a Vote of Security Holders
Conn’s, Inc. (the “Company”) held its Annual Meeting of Stockholders on Thursday, May 30, 2024. The Company’s stockholders considered three proposals, each of which is described in more detail in the Company’s Definitive Proxy Statement dated April 18, 2024. The certified vote results for each proposal are as follows:
1.The following nominees for directors were elected to serve one-year terms expiring in 2025:

	Number of Shares
	For	Against	Abstentions	Broker Non-Votes
Norman L. Miller	11,938,969	94,019	27,881	3,297,425
Karen M. Hartje	11,953,081	80,501	27,287	3,297,425
Ann B. Gugino	11,861,322	169,673	29,874	3,297,425
James H. Haworth	11,144,621	889,280	26,968	3,297,425
Bob L. Martin	10,986,522	1,047,389	26,958	3,297,425
Douglas H. Martin	11,946,046	88,435	26,388	3,297,425
William E. Saunders, Jr.	11,839,242	194,648	26,979	3,297,425
William (David) Schofman	10,460,245	1,573,326	27,298	3,297,425
Oded Shein	11,948,104	85,097	27,668	3,297,425
2.The appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for the fiscal year ending January 31, 2025 was ratified:

Number of Shares
For	15,218,821
Against	73,049
Abstentions	66,424
3.The compensation of the Company's named executive officers was approved on a non-binding advisory basis:

Number of Shares
For	9,681,127
Against	2,344,080
Abstentions	35,662
Broker Non-Votes	3,297,425

Item 8.01. Other Events
As previously disclosed, on July 31, 2023, the Company, as parent and guarantor, Conn Appliances, Inc., Conn Credit I, LP and Conn Credit Corporation, Inc., as borrowers (the “Borrowers”), entered into a delayed draw term loan and security agreement (as amended by Amendment No. 1 to the Delayed Draw Term Loan and Security Agreement, dated as of December 18, 2023, the “Term Loan Agreement”) with Stephens Investments Holdings LLC (“Stephens Investments”) and Stephens Group, LLC and the other lenders party thereto from time to time (the “Lenders”), and Stephens Investments, as administrative agent.
In connection with the funding of each Delayed Draw Term Loan under the Term Loan Agreement, but subject to certain limitations in the Term Loan Agreement previously disclosed, the Company is required to issue to each Lender (or its affiliate or other designee) warrants (“Warrants”) to purchase a number of shares of common stock, voting or non-voting, as applicable, of the Company equal to 20% of the aggregate principal amount of such Delayed Draw Term Loan funded by such Lender divided by the exercise price. No Warrants will be issued to any Lender, or any affiliate or other designee of a Lender, if the total number of shares of common stock of the Company issuable upon exercise of a Warrant would cause such Lender, affiliate or other designee, and any other person whose beneficial ownership of common stock of the Company would be aggregated with such Lender’s, affiliate’s or designee’s for purposes of Section 13 of the Securities Exchange Act of 1934, as amended, to beneficially own more than 19.99% of the total number of issued and outstanding shares of common stock of the Company.
On May 24, 2024, the Company borrowed $25 million under the Term Loan Agreement. In connection with the borrowing and subject to the foregoing, the Company, upon request from the Lenders, will issue Warrants exercisable for an aggregate of 1,789,549 common shares, voting or non-voting, as applicable, at an exercise price of $2.794 per Share.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONN’S, INC.

Date: May 31, 2024	By:	/s/ Mark L. Prior
	Name:	Mark L. Prior
	Title:	Senior Vice President, General Counsel & Secretary